AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 1, 2000


                                      among

                               FINISHMASTER, INC.,

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS

                                       and

                             BANK ONE, INDIANA, N.A.
                                    as Agent


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


                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I:  DEFINITIONS

         1.1  Certain Defined Terms............................................1
         1.2  References......................................................27

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES

         2.1. Term Loans......................................................27
         2.2  Revolving Loans.................................................28
         2.3  Swing Line Loans................................................29
         2.4  Rate Options for All Advances...................................31
         2.5  Optional Payments; Mandatory Prepayments........................31
         2.6  Reduction of Commitments........................................33
         2.7  Method of Borrowing.............................................33
         2.8  Method of Selecting Types and Interest Periods for Advances.....34
         2.9  Minimum Amount of Each Advance..................................34
         2.10  Method of Selecting Types and Interest Periods for
                  Conversion and Continuation of Advances.....................34
         2.11  Default Rate...................................................35
         2.12  Method of Payment..............................................35
         2.13  Notes..........................................................35
         2.14  Telephonic Notices.............................................35
         2.15  Promise to Pay; Interest and Commitment Fees;
                  Interest Payment Dates; Interest and
                  Fee Basis; Taxes; Loan and Control Accounts.................36
         2.16  Notification of Advances, Interest Rates, Prepayments
                  and Aggregate Revolving
                  Loan Commitment Reductions..................................42
         2.17  Lending Installations..........................................42
         2.18  Non-Receipt of Funds by the Agent..............................42
         2.19  Termination Date...............................................43
         2.20  Replacement of Certain Lenders.................................43

ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1  Obligation to Issue.............................................44
         3.2 [Intentionally Omitted]..........................................44
         3.3  Types and Amounts...............................................44
         3.4  Conditions......................................................44
         3.5  Procedure for Issuance of Letters of Credit.....................45
         3.6  Letter of Credit Participation..................................45
         3.7  Reimbursement Obligation........................................46
         3.8  Letter of Credit Fees...........................................46
         3.9  Issuing Bank Reporting Requirements.............................46
         3.10  Indemnification; Exoneration...................................47
         3.11  Cash Collateral................................................48



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


Section                                                                     Page

ARTICLE IV:  CHANGE IN CIRCUMSTANCES

         4.1  Yield Protection................................................48
         4.2  Changes in Capital Adequacy Regulations.........................49
         4.3  Availability of Types of Advances...............................50
         4.4  Funding Indemnification.........................................50
         4.5  Lender Statements; Survival of Indemnity........................50

ARTICLE V:  CONDITIONS PRECEDENT

         5.1  Initial Advances and Letters of Credit..........................50
         5.2  Each Advance and Letter of Credit...............................52

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

         6.1  Organization; Corporate Powers..................................52
         6.2  Authority.......................................................52
         6.3  No Conflict; Governmental Consents..............................53
         6.4  Financial Statements............................................53
         6.5  No Material Adverse Change......................................54
         6.6  Taxes...........................................................54
         6.7  Litigation; Loss Contingencies and Violations...................54
         6.8  Subsidiaries....................................................55
         6.9  ERISA...........................................................55
         6.10  Accuracy of Information........................................56
         6.11  Securities Activities..........................................56
         6.12  Material Agreements............................................56
         6.13  Compliance with Laws...........................................56
         6.14  Assets and Properties..........................................56
         6.15  Statutory Indebtedness Restrictions............................57
         6.16  Insurance......................................................57
         6.17  Labor Matters..................................................57
         6.18  Environmental Matters..........................................57
         6.19  Solvency.......................................................58

ARTICLE VII :  COVENANTS

         7.1  Reporting.......................................................58
         7.2  Affirmative Covenants...........................................63
         7.3  Negative Covenants..............................................66
         7.4  Financial Covenants.............................................74

ARTICLE VIII:  DEFAULTS

         8.1  Defaults........................................................76

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
         AMENDMENTS AND REMEDIES


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


Section                                                                     Page

         9.1  Termination of Commitments; Acceleration........................79
         9.2  Defaulting Lender...............................................79
         9.3  Amendments......................................................81
         9.4  Preservation of Rights..........................................82

ARTICLE X:  GENERAL PROVISIONS

         10.1  Survival of Representations....................................82
         10.2  Governmental Regulation........................................82
         10.3  Performance of Obligations.....................................82
         10.4  Headings.......................................................83
         10.5  Entire Agreement...............................................83
         10.6  Several Obligations; Benefits of this Agreement................83
         10.7  Expenses; Indemnification......................................83
         10.8  Numbers of Documents...........................................85
         10.9  Accounting.....................................................85
         10.10  Severability of Provisions....................................85
         10.11  Nonliability of Lenders.......................................86
         10.12  GOVERNING LAW.................................................86
         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.......86

ARTICLE XI:  THE AGENT

         11.1  Appointment; Nature of Relationship............................87
         11.2  Powers.........................................................88
         11.3  General Immunity...............................................88
         11.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc...88
         11.5  Action on Instructions of Lenders..............................88
         11.6  Employment of Agents and Counsel...............................88
         11.7  Reliance on Documents; Counsel.................................89
         11.8  The Agent's Reimbursement and Indemnification..................89
         11.9  Rights as a Lender.............................................89
         11.10  Lender Credit Decision........................................89
         11.11  Successor Agent...............................................89
         11.12  Collateral Documents..........................................90

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

         12.1  Setoff.........................................................91
         12.2  Ratable Payments...............................................91
         12.3  Application of Payments........................................91
         12.4  Relations Among Lenders........................................92

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1  Successors and Assigns.........................................93
         13.2  Participations.................................................93


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Section                                                                     Page

         13.3  Assignments....................................................94
         13.4  Confidentiality................................................95
         13.5  Dissemination of Information...................................95

ARTICLE XIV:  NOTICES

         14.1  Giving Notice..................................................96
         14.2  Change of Address..............................................96

ARTICLE XV:  COUNTERPARTS


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



                             EXHIBITS AND SCHEDULES


                                    Exhibits

EXHIBIT A         --       Commitments
                           (Definitions)

EXHIBIT B-1       --       Form of Revolving Note
                                    (Definitions)

EXHIBIT B-2       --       Form of Swing Line Note
                                    (Definitions)

EXHIBIT B-3       --       Form of Term Note
                                    (Definitions)

EXHIBIT B-4       --       Form of Acquisition Facility Note
                                    (Definitions)

EXHIBIT C         --       Form of Borrowing Notice (Section 2.8)

EXHIBIT C-1       --       Form of Borrowing Base Certificate
                          (Sections 5.1 and 7.1(A)(iv))

EXHIBIT D         --       Form of Request for Letter of Credit (Section 3.4)

EXHIBIT E         --       Form of Assignment and Acceptance Agreement
                           (Sections 2.20 and 13.3)

EXHIBIT F         --       Form of Borrower's Counsel's Opinion
                           (Section 5.1)

EXHIBIT G         --       List of Closing Documents
                           (Section 5.1)

EXHIBIT H         --       Form of Officer's Certificate
                           (Sections 5.2 and 7.1(A)(iii))

EXHIBIT I         --       Form of Compliance Certificate
                           (Sections 5.2 and 7.1(A)(iii))


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



                                                     Schedules

Schedule 1.1.1    --       Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2    --       Permitted Existing Investments (Definitions)

Schedule 1.1.3    --       Permitted Existing Liens (Definitions)

Schedule 6.3      --       Conflicts; Governmental Consents (Section 6.3)

Schedule 6.6      --       Taxes (Section 6.6(A))

Schedule 6.7      --       Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8      --       Subsidiaries (Section 6.8)

Schedule 6.9      --       ERISA (Section 6.9)

Schedule 6.18     --       Environmental Matters (Section 6.18)

Schedule 7.3(F)   --       Restricted Payments

                                       AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement dated as of February 1, 2000 is entered into among FinishMaster, Inc., an Indiana corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, and Bank One, Indiana, N.A., in its capacity as contractual representative for itself and the other Lenders. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "Acquisition Facility Availability" means, at any particular time, the amount by which (a) the Aggregate Acquisition Facility Commitment at such time exceeds (b) the outstanding principal amount of the Acquisition Facility Loans at such time.

         "Acquisition Facility Commitment" means, for each Lender, the obligation of such Lender to make Acquisition Facility Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Acquisition Facility Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Acquisition Facility Loan" is defined in Section 2.2A hereof.

         "Acquisition Facility Loan Termination Date" means February 1, 2002.

         "Acquisition Facility Note" means a promissory note, in substantially the form of Exhibit B-4 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Acquisition Facility Commitment, including any amendment, restatement, modification, renewal or replacement of such Acquisition Facility Note.

         "Acquisition Loan Pro Rata Share" shall mean, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) such Lender's Acquisition Facility Commitment (or the outstanding principal balance of such Lender's Acquisition Facility Loans if the Acquisition Facility Commitments have been terminated pursuant to the terms of this Agreement) by (B) the Aggregate Acquisition Facility Commitment (or the outstanding principal balance of the Acquisition Facility Loans if the Acquisition Facility Commitments have been terminated pursuant to the terms of this Agreement).

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "Affected Lender" is defined in Section 2.20 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Agent" means Bank One, Indiana, N.A. in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Agent appointed pursuant to Article XI hereof.

         "Aggregate Acquisition Facility Commitment" means the aggregate of the Acquisition Facility Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Acquisition Facility Commitment is Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000).

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Sixty Million and 00/100 Dollars ($60,000,000.00).

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders. The Aggregate Term Loan Commitment is Forty Million and 00/100 Dollars ($40,000,000.00).

         "Agreement" means this Amended and Restated Credit Agreement, as it may be further amended, restated, supplemented or otherwise modified and in effect from time to time.



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



         "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 6.4(B)(1) hereof; provided, however, that all pro forma financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the Commission for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

         "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "Applicable Commitment Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "Applicable  Eurodollar Margin" means, as at any date of determination,
(a) with respect to all Loans other than Acquisition Facility Loans, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof and (b) with respect to Acquisition Facility Loans, three percent (3%) per annum.

         "Applicable   Floating   Rate  Margin"   means,   as  at  any  date  of
determination, (a) with respect to all Loans other than Acquisition Facility Loans, the rate per annum then applicable to Floating Rate Loans, determined in accordance with the provisions of Section 2.15(D)(ii) hereof and (b) with respect to Acquisition Facility Loans, one percent (1%) per annum.

         "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin for Revolving Loans in effect on such date.

         "Arranger"means Banc One Capital Markets, Inc. (formerly known as First Chicago Capital Markets, Inc.), in its capacity as the arranger for the loan transactions evidenced by this Agreement.

         "Assignment   Agreement"   shall  mean  an  assignment  and  acceptance
agreement entered into in connection with an assignment pursuant to Section 13.3 hereof in substantially the form of Exhibit E.

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

         "Authorized Officer" means any of the Chairman, President, Chief Financial Officer, Treasurer or Assistant Secretary of the Borrower, acting singly.



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



         "Bank One" means Bank One, Indiana, N.A. (formerly known as NBD Bank, N.A.), together with its successors.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" means FinishMaster, Inc., an Indiana corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

         "Borrower Security Agreement" means that certain Security Agreement dated as of November 19, 1997 executed by the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated, supplemented or otherwise modified from time to time.

         "Borrowing Base" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to: (i) eighty percent (80%) of the Gross Amount of Eligible Receivables; plus (ii) sixty-five percent (65%) of the Gross Amount of Eligible Inventory minus a reserve equal to three months' rent with respect to any Inventory located on premises leased by the Borrower from a landlord that has not executed a landlord lien waiver acceptable to the Agent to the extent such Inventory is located in a state which the Agent has determined has a statutory landlord's lien; plus (iii) at all times between the Closing Date and April 30, 2001, $7,500,000; plus (iv) at all times between December 1, 2001 (and each year thereafter) and April 30, 2002 (and each year thereafter), $5,000,000.

         "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit C-1 attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

         "Borrowing Date" means a date on which an Advance or Swing Line Loan is made hereunder.

         "Borrowing Notice" is defined in Section 2.8 hereof.

         "Business Activity Report" means (A) a Notice of Business Activities Report from the State of Minnesota, Department of Revenue or (B) any similar report required by any other State relating to the ability of the Borrower to enforce its accounts receivable claims against account debtors located in any such state.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and Chicago, Illinois.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, exclusive of Permitted Acquisitions.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group, or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "Change" is defined in Section 4.2 hereof.

         "Change of Control" means an event or series of events by which:

                  (a) LDI ceases to own and control directly or indirectly, 51% or more of the combined voting power of the Borrower's Capital Stock ordinarily having the right to vote at an election of directors; or

                  (b) during any period of twelve (12) consecutive calendar months, individuals: (i) who were directors of the Borrower on the first day of such period, or (ii) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower; or

                  (c) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property.

         "Closing Date" means February 1, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreements, the Pledge Agreements, the Intellectual Property Agreements, under any of the other Collateral Documents or under any of the other Loan Documents.

         "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation, the Security Agreements, the Pledge Agreements, the Intellectual Property Agreements, the Guarantees and all other security agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore (including in connection with the execution of the Original Credit Agreement), now, or hereafter (including pursuant to Section 7.2(L) hereof) executed by or on behalf of the Borrower or any of its Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

         "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment, Acquisition Facility Commitment and Term Loan Commitment.

         "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means, at a particular date, all amounts which would be included under shareholders' equity for any Person and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "Controlled Subsidiary" of any Person means a Subsidiary of such Person
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

         "Conversion/Continuation Notice" is defined in Section 2.10(D) hereof.

         "Cure Loan" is defined in Section 9.2(iii) hereof.

         "Customary Permitted Liens" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $1,000,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof; and

                  (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

         "Default" means an event described in Article VIII hereof.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets and Transaction Costs to the extent deducted in computing Net Income, plus (vi) other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles to the extent deducted in computing Net Income, plus (vii) other extraordinary non-cash charges to the extent deducted in computing Net Income.

         "Eligible Inventory" means Inventory of the Borrower which is held, by the Borrower or any party contractually obligated to store or handle the inventory, for sale or lease in the ordinary course of business or furnished under any contract of service by the Borrower which continues to meet standards of eligibility from time to time established in accordance with this Agreement. Standards of eligibility will be established by the Agent in its reasonable credit judgment and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and shall be exercised in a manner not inconsistent with the manner in which the initial ineligibility standards were determined). In general, without limiting the foregoing, the following inventory is not Eligible Inventory: (i) Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the Borrower's business or does not meet all material standards imposed by any governmental authority having regulatory authority over such item of Inventory, its use or its sale; (ii) Inventory consisting of packaging material, supplies, raw material or work in process; (iii) Inventory which (a) is consigned to a third party for sale or (b) is on consignment from a third party to the Borrower for sale; (iv) Inventory which consists of goods in transit which has been sold to a dealer or distributor of the Borrower and is in the process of being delivered to that dealer or distributor; (v) Inventory which is subject to a Lien in favor of any Person other than the Agent other than Customary Permitted Liens or Permitted Existing Liens; (vi) Inventory with respect to which the Agent does not have a first and valid fully- perfected security interest; (vii) Inventory which is not located either (a) on the Borrower's owned premises in the United States listed on Schedule 2 to the Borrower Security Agreement or (b) in other owned or leased premises, warehouses or with bailees in the United States listed on Schedule 2 to the Borrower
Security Agreement or permitted to be established under the Borrower Security Agreement; (viii) Inventory which is evidenced by a Receivable; and (ix) Inventory which is not in full conformity with the representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Borrower Security Agreement.

         "Eligible Receivables" means accounts receivable created by the Borrower in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower, which receivables are and at all times shall continue to meet standards of eligibility from time to time established in accordance with this Agreement. Standards of eligibility will be established by the Agent in its reasonable credit judgment and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and shall be exercised in a manner not inconsistent with the manner in which the initial ineligibility standards were determined). In general, without limiting the foregoing, the following receivables are not Eligible Receivables:

         (i) receivables which remain unpaid ninety (90) days after the date of the original applicable invoice or sixty (60) days after the due date, whichever is earlier, except those receivables subject to dated terms extended by Borrower in an aggregate amount not to exceed $5,000,000 as of the date of determination will be treated as eligible (subject to the other eligibility criteria) to the extent such receivables are not unpaid more than ninety (90) days after the due date and the due date is not more than one hundred eighty (180) days after the date of the original applicable invoice.

         (ii) receivables with respect to which the account debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower;

         (iii) receivables with respect to which the account debtor is any federal governmental authority, the United States of America, or, in each case, any department, agency or instrumentality thereof, unless with respect to any such receivable, the Borrower has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to the Agent of such receivables.

         (iv)  receivables not denominated in U.S. Dollars or Canadian Dollars;

         (v) receivables with respect to which the account debtor is (a) not a resident of the United States unless the account debtor has supplied the Borrower with an irrevocable letter of credit issued by a financial institution satisfactory to the Agent sufficient to cover such receivable in form and substance satisfactory to the Agent;

         (vi) receivables with respect to which the account debtor has (a) asserted a counterclaim, (b) a right of setoff, or (c) a receivable owing from the Borrower but only to the extent of such counterclaim, setoff, rebate or receivable;

         (vii) receivables with respect to which the Agent does not have a first and valid fully perfected and enforceable security interest for which notice has been provided to the Borrower subject only to Customary Permitted Liens and Permitted Existing Liens;

         (viii) receivables with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

         (xi) receivables with respect to which the account debtor's obligation to pay the receivable is conditional upon the account debtor's approval or is otherwise subject to any contractual repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to receivables in connection with which Account Debtors are entitled to return Inventory on the basis of the quality of such Inventory) or consignment basis;

         (x) receivables with respect to which the account debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); provided, however, such receivables shall nonetheless be eligible if the Borrower has filed a Business Activity Report (or other applicable report or filing) with the applicable state office by the time required or is qualified to do business in such jurisdiction and, at the time the receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current Business Activity Report (or other applicable report or filing);

         (xi) receivables with respect to which the account debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

         (xii) receivables with respect to which the Borrower has not yet shipped the applicable goods, performed the applicable service or issued the applicable invoice;

         (xiii)   any   receivable   which  is  not  in   conformity   with  the
representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Borrower Security Agreement;

         (xiv) receivables in connection with which the Borrower or any other party to such Receivable is in default in the performance or observance of any of the terms thereof in any material respect; and

         (xv) receivables for which the prospect of payment or performance by the account debtor is or will be impaired as determined by the Agent in the exercise of its reasonable credit judgment (which credit judgment shall not be exercised in a manner that is arbitrary or capricious and shall be exercised in a manner not inconsistent with the manner in which the initial ineligibility standards were determined).

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for any specified Interest Period, either (i) the rate of interest per annum equal to the rate for deposits in U.S. Dollars in the approximate amount of the pro rata share of Bank One of such Eurodollar Rate Loan with a maturity approximately equal to such Interest Period which appears on Telerate Page 3750, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3750 for any specified Interest Period, the rate at which deposits in U.S. Dollars are offered by Bank One to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the pro rata share of Bank One of such Eurodollar Rate Loan and having a maturity approximately equal to such Interest Period. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for U.S. Dollars). Any Eurodollar Base Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Eurodollar Rate Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financing" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

         "Fixed Charge Coverage Ratio" is defined in Section 7.4(A) hereof.

         "Floating Rate" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "Governmental Acts" is defined in Section 3.10(A) hereof.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Amount of Eligible Inventory" means Eligible Inventory valued at cost determined on a first-in-first-out basis (determined in accordance with Agreement Accounting Principles, consistently applied) minus such reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and shall be exercised in a manner not inconsistent with the manner in which the initial ineligibility standards were determined).

         "Gross Amount of Eligible Receivables" means the outstanding face amount of Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied, less (i) all finance charges, late fees and other fees that are unearned, (ii) the value of any accrual which has been recorded by the Borrower with respect to downward price adjustments and
(iii) and such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and shall be exercised in a manner not inconsistent with the manner in which the initial ineligibility standards were determined).

         "Gross Negligence" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent, the Arranger or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "Guarantors" means (i) all of the Borrower's Subsidiaries as of the Closing Date and (ii) any other new Subsidiaries which have satisfied the provisions of Section 7.2(L) hereof, in each case, together with their respective successors and assigns.

         "Guaranty"  means  any  guaranty  whether   heretofore   (including  in
connection with the execution of the Original Credit Agreement), now, or hereafter (including pursuant to Section 7.2(L) hereof) executed by a Guarantor in favor of the Agent for the ratable benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "High Yield Note Agreement" means the Indenture between the Borrower and a trustee acting on behalf of the note purchasers pursuant to which the Borrower may plan to issue notes in the original principal amount of up to $100,000,000.

         "Holders of Secured Obligations" shall mean the holders of the Secured Obligations from time to time, including, without limitation, (i) each Lender in respect of its Loans, (ii) each Issuing Bank in respect of Reimbursement Obligations, (iii) the Agents, the Lenders, the Swing Line Bank and the Issuing Banks in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Person hereunder, (iv) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower or any of its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, and (v) their respective successors, transferees and assigns.

         "Indebtedness" of any Person means, without duplication,  such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit and
(h) Hedging Obligations. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "Indemnified Matters" is defined in Section 10.7(B) hereof.

         "Indemnitees" is defined in Section 10.7(B) hereof.

         "Intellectual Property Agreement" means any patent security agreement, trademark security agreement or copyright security agreement whether heretofore (including in connection with the execution of the Original Credit Agreement), now, or hereafter (including pursuant to Section 7.2(L) hereof) executed by the Borrower and its Subsidiaries in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time.

         "Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees) as reflected on the income statement of the Borrower and its consolidated Subsidiaries, all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month, as the case may be. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Interest Rate Agreements" is defined in Section 7.3(P) hereof.

         "Inventory" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Borrower, and shall include all right, title and interest of the Borrower in any property the sale or other disposition of which has given rise to receivables and which has been returned to or repossessed or stopped in transit by the Borrower.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Banks" means(i) Bank One and (ii) any Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to Section 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Agent.

         "L/C Draft" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C Interest" shall have the meaning  ascribed to such term in Section
3.6 hereof.

         "L/C Obligations" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LDI" means LDI, Ltd., an Indiana limited partnership.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" means the letters of credit to be issued by the Issuing Banks pursuant to Section 3.1 hereof.

         "Leverage Ratio" is defined in Section 7.4(B) hereof.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor
under  any  conditional  sale,   Capitalized  Lease  or  other  title  retention
agreement).

         "Loan(s)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1, Section 2.2 or Section 2.2A hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.3 hereof, and collectively all Term Loans, Revolving Loans, Acquisition Facility Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

         "Loan Account" is defined in Section 2.15(F) hereof.

         "Loan Documents" means this Agreement, the Notes and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Margin Stock" shall have the meaning ascribed to such term in Regulation U.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agent to enforce in any material respect the Obligations.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "Net Cash Proceeds" means, with respect to any Asset Sale or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or such Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale or such Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

         "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "New Subsidiary" is defined in Section 7.3(G)(ii) hereof.

         "Non Pro Rata Loan" is defined in Section 9.2 hereof.

         "Notes" means the Revolving Notes, Swing Line Notes, Acquisition Facility Notes and Term Notes.

         "Notice of Assignment" is defined in Section 13.3(B) hereof.

         "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, the Arranger, any Lender, the Swing Line Bank, any Issuing Bank, any Affiliate of the Agent, the Arranger or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "Original Credit Agreement" means the Credit Agreement dated as of November 19, 1997 among the Borrower, the financial institutions parties thereto as lenders and the Agent, as amended by Amendment No. 1 thereto dated as of December 10, 1997, Amendment No. 2 thereto dated as of March 27, 1998, Amendment No. 3 thereto dated as of October 30, 1998 and Amendment No. 4 thereto dated as of September 22, 1999.

         "Other Taxes" is defined in Section 2.15(E)(ii) hereof.

         "Participants" is defined in Section 13.2(A) hereof.

         "Payment Date" means the last Business Day of each calendar quarter.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" is defined in Section 7.3(G) hereof.

         "Permitted  Existing   Indebtedness"  means  the  Indebtedness  of  the
Borrower and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

         "Permitted Existing Investments" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "Permitted Existing Liens" means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "Permitted   Purchase  Money   Indebtedness"   is  defined  in  Section
7.3(A)(vii) hereof.

         "Permitted Refinancing Indebtedness" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreement" means any pledge agreement whether heretofore (including in connection with the execution of the Original Credit Agreement), now, or hereafter (including pursuant to Section 7.2(L) hereof) executed by the Borrower or any Subsidiary of the Borrower with respect to the Capital Stock of any other Subsidiary of the Borrower or such Subsidiary in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time (including to add additional pledged Capital Stock of additional Subsidiaries).

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Rata Share" means:

                  (i)  with   respect   to  all   payments,   computations   and
         determinations relating to the Term Loan Commitment or Term Loan of any Lender, the Term Loan Pro Rata Share;

                  (ii)  with   respect  to  all   payments,   computations   and
         determinations relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or such Lender's interest in Letters of Credit or Swing Line Loans (including, without limitation, determinations of the commitment fee under Section 2.15(C)(i)), the Revolving Loan Pro Rata Share;

                  (iii) with respect to all payments, computations and determinations relating to the Acquisition Facility Commitment or the Acquisition Facility Loan of any Lender (including, without limitation, determinations of the commitment fee under Section 2.15(C)(ii) and
         (iii)), the Acquisition Loan Pro Rata Share; and

                  (iv) for all other purposes, with respect to each Lender, the percentage obtained by dividing (A) the sum of such Lender's Term Loan, Acquisition Facility Commitment and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans, the Aggregate Acquisition Facility Commitment and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Term Loan, Acquisition Facility Loans, Revolving Loans, L/C Obligations, and, in the case of the Swing Line Bank, Swing Lines Loans, by (y) the aggregate amount of all Term Loans, Acquisition Facility Loans, Revolving Loans, L/C Obligations and Swing Line Loans.

         "Purchasers" is defined in Section 13.3(A) hereof.

         "Rate Option" means the Eurodollar Rate or the Floating Rate.

         "Purchasers" is defined in Section 13.3(A) hereof.

         "Rate Option" means the Eurodollar Rate or the Floating Rate.

         "Refinishers Warehouse" means Refinishers Warehouse, Inc., a Michigan corporation.

         "Register" is defined in Section 13.3(C) hereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligation" is defined in Section 3.7 hereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

         "Replacement Lender" is defined in Section 2.20 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Acquisition Loan Pro Rata Share of any Acquisition Facility Loan requested by the Borrower or its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower or of any Swing Line Loan as requested by the Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their applicable Pro Rata Shares of such Acquisition Facility Loans, Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Reserves" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (v) any payment of any management fee or similar consulting fee to any Affiliate of the Borrower.

         "Revolving Credit Availability" means, at any particular time, the amount by which (a) the lesser of (i) the Aggregate Revolving Loan Commitment at such time or (ii) the Borrowing Base at such time exceeds (b) the Revolving Credit Obligations at such time.

         "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the L/C Obligations at such time.

         "Revolving Loan" is defined in Section 2.2 hereof.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Revolving Loan Pro Rata Share" shall mean, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) such Lender's Revolving Loan Commitment (or the outstanding principal balance of such Lender's Revolving Loans, Swing Line Loans (if any) and all L/C Obligations in which such Lender has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement) by (B) the Aggregate Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans, Swing Line Loans and all L/C Obligations, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement).

         "Revolving Loan Termination Date" means November 19, 2003.

         "Revolving Note" means a promissory note, in substantially the form of Exhibit B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "Risk-Based Capital Guidelines" is defined in Section 4.2 hereof.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Interest Rate Agreements to any Lender or any affiliate of any Lender.

         "Security Agreement" means (i) the Borrower Security Agreement or (ii) any other security agreement whether heretofore (including in connection with the execution of the Original Credit Agreement), now, or hereafter (including pursuant to Section 7.2(L) hereof) executed by each of the Borrower's Subsidiaries in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case, as amended, restated or otherwise modified from time to time.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Solvent" shall mean, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "Specified Acquisitions" means the two Acquisitions consummated prior to the Closing Date which have been disclosed to the Agent and which, subject to the satisfaction of the requirements set forth in Section 7.3(G) as applicable to such Specified Acquisitions, shall be financed with the proceeds of Acquisition Loans.

         "Subordinated Noteholder" means, collectively, LDI, the Howard J. Lacy, II Trust, the Harold A. Lacy Trust and any subsequent assignees or transferees of any of them, as holders of the Senior Subordinated Notes.

         "Subordinated Notes" means (i) those notes in the original principal amount of $30,000,000 dated as of November 19, 1997 issued to the Subordinated Noteholder and subject to the terms of the Subordination Agreement or (ii) those certain notes which may be issued pursuant to the High Yield Note Agreement.

         "Subordination Agreement" means that certain Agreement dated as of November 19, 1997 (as amended, restated, supplemented or otherwise modified from time to time) between the Subordinated Noteholder and the Agent on behalf of the Lenders with respect to the Subordinated Notes.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Swing Line Bank" means Bank One or any other Lender as a successor Swing Line Bank.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.3 hereof.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit B-2 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

         "Taxes" is defined in Section 2.15(E)(i) hereof.

         "Termination Date" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Commitments pursuant to
Section 9.1 hereof.

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Term Loan" is defined in Section 2.1(A) hereof.

         "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make its Term Loan pursuant to the terms and conditions of the Original Credit Agreement (which obligation is reevidenced by this Agreement), and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "Term Loan Pro Rata Share" shall mean, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the outstanding principal balance of such Lender's Term Loan by (B) the aggregate outstanding principal balance of all Term Loans.

         "Term Loan Termination Date" means November 19, 2003.

         "Term Note" means a promissory note, in substantially the form of Exhibit B-3 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Term Note.

         "Thompson" means Thompson PBE, Inc., a Delaware corporation.

         "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents.

         "Transferee" is defined in Section 13.5 hereof.

         "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Liabilities" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Weighted   Average  Life  to  Maturity"  means  when  applied  to  any
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's consolidated current assets, except cash and Cash Equivalents, over (ii) the Borrower's consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest as of such date.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Amendment and Restatement of Original Credit Agreement. The Borrower, the Lenders, the Agent, the Swing Line Bank and the Issuing Banks agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the Agent in its sole discretion) of the conditions precedent set forth in Section 5.1, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or the indebtedness created thereunder, including, without limitation, the "Obligations" or the "Hedging Obligations" under and as defined therein. All outstanding "Loans" and "Letters of Credit" (under and as defined in the Original Credit Agreement) shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement. The commitments of each Lender that is a party to the Original Credit Agreement shall, on the Closing Date, automatically be deemed amended and the only Commitments shall be those hereunder.

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES

         2.1. Term Loans. (A) Amount of Term Loans. Subject to the terms and conditions set forth in the Original Credit Agreement, each Lender party thereto on November 19, 1997 severally and not jointly made a term loan, in Dollars, to the Borrower in an aggregate amount equal to such Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans were made by such Lenders on November 19, 1997 simultaneously and proportionately to their respective Term Loan Pro Rata Shares and such

Term Loans are reevidenced by this facility notwithstanding the amendment and restatement of the Original Credit Agreement.

         (B) Repayment of the Term Loans. (i) The unpaid principal balance of the Term Loans shall be repaid in sixteen (16) consecutive quarterly installments, payable on the last Business Day of each fiscal quarter of the Borrower, commencing on March 31, 2000 and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

                  Installment Date                     Installment Amount

                  March 31, 2000                              $1,500,000
                  June 30, 2000                               $1,500,000
                  September 30, 2000                          $1,500,000
                  December 31, 2000                           $1,500,000

                  March 31, 2001                              $2,250,000
                  June 30, 2001                               $2,250,000
                  September 30, 2001                          $2,250,000
                  December 31, 2001                           $2,250,000

                  March 31, 2002                              $2,500,000
                  June 30, 2002                               $2,500,000
                  September 30, 2002                          $2,500,000
                  December 31, 2002                           $2,500,000

                  March 31, 2003                              $2,750,000
                  June 30, 2003                               $2,750,000
                  September 30, 2003                          $2,750,000
                  November 19, 2003                           $2,750,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

         (ii) In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.5(A) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(A) and (b) shall make the mandatory prepayments prescribed in Section 2.5(B) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(B).

         2.2 Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination

Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment or the Borrowing Base. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share.

         2.2A Acquisition Facility Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination Date, each Lender having an Acquisition Facility Loan Commitment severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Acquisition Facility Pro Rata Share of Acquisition Facility Availability at such time (each individually, an "Acquisition Facility Loan" and, collectively, the "Acquisition Facility Loans"); provided, however, at no time shall the outstanding principal balance of the Acquisition Facility Loans exceed the Acquisition Facility Availability. Subject to the terms of this Agreement (including, without limitation, the restrictions on use of proceeds of the Acquisition Facility Loans as set forth in Section 7.2(J)), the Borrower may borrow, repay and reborrow Acquisition Facility Loans at any time prior to the Acquisition Facility Loan Termination Date. The Acquisition Facility Loans (if any) made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. On the Acquisition Facility Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Acquisition Facility Loans. Each Advance under this Section 2.2A shall consist of Acquisition Facility Loans made by each Lender ratably in proportion to such Lender's respective Acquisition Facility Pro Rata Share.

         2.3 Swing Line Loans. (A) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment or the Borrowing Base. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

         (B) Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Bank a Borrowing Notice, signed by it, not later than 1:00 p.m. (Indianapolis time) on the Borrowing Date of each Swing Line Loan, specifying
(i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall at all times be Floating Rate Loans.

         (C) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3(B) in respect of Swing Line Loans, the Agent shall notify each Swing Line Bank by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Indianapolis time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

         (D) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount and increments of $100,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Indianapolis time) on the date of any notice received pursuant to this Section 2.3(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article XIV. Revolving Loans made pursuant to this Section 2.3(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.3(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Bank or any other Person, (b) the occurrence of continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.3(D), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.3(D), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable

Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.4 Rate Options for All Advances. The Revolving Loans, Acquisition Facility Loans and Term Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with
Section 2.10. The Borrower may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans, the Acquisition Facility Loans and the Term Loans; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time. The Swing Line Loans shall at all times be Floating Rate Loans.

         2.5  Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances; provided, that the Borrower may not so prepay Floating Rate Advances consisting of Term Loans unless it shall have provided at least one Business Day's written notice to the Agent of such prepayment. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall be applied to each of the then remaining installments payable thereunder, on a ratable basis based upon the respective amounts of such installments.

         (B)  Mandatory Prepayments.

         (i)  Mandatory Prepayments of Term Loans.

                  (a) Upon the consummation of any Asset Sale or any Financing by the Borrower or any Subsidiary of the Borrower, other than those Asset Sales permitted pursuant to Section 7.3(B)(i) except to the extent that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding twelve-month period, do not exceed $1,000,000, and except as provided in the second sentence of this Section 2.5(B)(i)(a), within three (3) Business Days after the Borrower's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale or Financing, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent

         (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales of capital assets with respect to which the Borrower shall have given the Agent written notice of its intention to replace such capital assets within nine months following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(a) unless and to the extent that such applicable period shall have expired without such replacement having been made.

                  (b) Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clause (a) above which is not expressly permitted by the terms of this Agreement.

                  (c) Each mandatory  prepayment  required by clause (a) of this
         Section 2.5(B) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations as follows:

                           (I) the amount of each Designated  Prepayment  (other
                  than a Designated Prepayment attributable to the issuance of Subordinated Notes pursuant to the High Yield Note Agreement) shall be applied to each of the then remaining installments payable under the Term Loans in the inverse order of maturity;

                           (II) the amount of each Designated Prepayment attributable to the issuance of Subordinated Notes pursuant to the High Yield Note Agreement shall be applied as follows: first, to each of the then remaining installments payable under the Term Loans in the inverse order of maturity; second, at the Borrower's option, up to $5,000,000 may be applied to reduce the outstanding balance of the Revolving Credit Obligations (without reducing the Aggregate Revolving Loan Commitment); third to reduce the outstanding balance of the Acquisition Facility Loans; and fourth, to repay in full the Subordinated Notes issued to the Subordinated Noteholder as of November 19, 1997; and

                           (III) following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Lenders with Revolving Loan Pro Rata Shares greater than fifty percent (50%)) and following the payment in full of the Revolving Loans, to repay Acquisition Facility Loans (but shall reduce Acquisition Facility Commitments only at the option of Lenders with Acquisition Facility Pro Rata Shares greater than fifty percent (50%)) and following the payment in full of the Acquisition Facility Loans, the amount of each Designated Prepayment shall be applied first to interest on the
                  Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

                  (d) On the date any Designated Prepayment is received by the Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

         (ii) Mandatory Prepayments of Revolving and Acquisition Facility Loans. In addition to repayments under Section 2.5(B)(i)(c)(II), if at any time and for any reason (a) the Revolving Credit Obligations are greater than the lesser of
(i) the Aggregate Revolving Loan Commitment or (ii) the Borrowing Base, or (b) the outstanding principal balance of the Acquisition Facility Loans is greater than the Aggregate Acquisition Facility Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. In addition, if Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability.

         (iii) Subject to the preceding provisions of this Section 2.5(B), all of the mandatory prepayments made under this Section 2.5(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

         2.6 Reduction of Commitments. (a) The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 with respect to each such Commitment and integral multiples of $100,000 in excess of that amount with respect to each such Commitment (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least one Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations.

         (b) The Borrower may permanently reduce the Aggregate Acquisition Facility Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 with respect to each such Commitment and integral multiples of $100,000 in excess of that amount with respect to each such Commitment (unless the Aggregate Acquisition Facility Commitment is reduced in whole), upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Acquisition Facility Commitment may not be reduced below the aggregate principal amount of the outstanding principal amount of the Acquisition Facility Loans.

         (c) All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.7 Method of Borrowing. Not later than 2:00 p.m. (Indianapolis time) on each Borrowing Date, each Lender shall make available its Revolving Loan, Acquisition Facility Loan or Term Loan, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.8 Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit C hereto (a "Borrowing Notice") not later than 10:00 a.m. (Indianapolis time) (a) on the Borrowing Date of each Floating Rate Advance and
(b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. The Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

         2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment or the unused Aggregate Acquisition Facility Commitment.

         2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Indianapolis time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

         2.11 Default Rate. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under
Section 3.8 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable; provided, that solely with respect to Acquisition Facility Loans, the fees payable under Section 2.15(C)(ii) and (iii) and the fees payable pursuant to the fee letter dated December 14, 1999 described in Section 2.15(C)(iv), the interest rate(s) applicable to such obligations and fees shall be increased by three percent (3.0%) per annum above the Floating Rate or the Eurodollar Rate, as applicable.

         2.12 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Indianapolis time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder. Bank One will notify the Borrower of any such charges.

         2.13 Notes. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note.

         2.14 Telephonic Notices. The Borrower authorizes the Lenders and the Agent to extend Advances, issue Letters of Credit, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

         2.15 Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Commitment Fees. (i) The Borrower shall pay to the Agent, for the account of the Lenders as provided hereinbelow, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount by which (x) the Aggregate Revolving Loan Commitment exceeds (y) the Revolving Credit Obligations from time to time. All such commitment fees payable under this clause (C)(i) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on March 31, 2000), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole. The Agent shall pay to each Lender a portion of such commitment fee based on the amount by which such Lender's Revolving Loan Commitment exceeds the Revolving Credit Obligations (excluding, in the case of all Lenders other than the Swing Line Bank, the outstanding Swing Line Loans).

         (ii) The Borrower shall pay to the Agent, for the account of the Lenders as provided hereinbelow, from and after the Closing Date until the date on which the Aggregate Acquisition Facility Commitment shall be terminated in whole, a commitment fee accruing at the rate of one- half of one percent (0.50%) per annum on the amount by which (x) the Aggregate Acquisition Facility Commitment exceeds (y) the outstanding principal balance of the Acquisition Facility

Loans from time to time.  All such  commitment  fees  payable  under this clause
(C)(ii) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on March 31, 2000), and, in addition, on the earlier of (1) the date on which the Aggregate Acquisition Facility Commitment shall be terminated in whole and (2) the Acquisition Facility Loan Termination Date. The Agent shall pay to each Lender a portion of such commitment fee based on such Lender's Acquisition Facility Pro Rata Share.

         (iii) On the Closing Date, the Borrower shall pay to the Agent, for the account of each Lender in accordance with its Acquisition Facility Pro Rata Share, a fee equal to one percent (1%) of the Aggregate Acquisition Facility Commitment.

         (iv) The Borrower agrees to pay to the Agent for the sole account of the Agent and the Arranger (unless otherwise agreed between the Agent and the Arranger and any Lender) the fees set forth in the letter agreements among the Agent, the Arranger and the Borrower dated October 8, 1997 and December 14, 1999, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage.

         (i) Interest on all Obligations and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Indianapolis time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (ii) The Applicable Floating Rate Margin and Applicable Eurodollar Margin for all Loans other than Acquisition Facility Loans and the Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.15(D)(ii):

                             Applicable    Applicable      Applicable
                             Eurodollar    Floating Rate   Commitment
  Leverage Ratio             Margin        Margin          Fee Percentage

  Greater than or
  equal to 4.0 to 1.0         2.25%         0.75%            0.50%

  Greater than or
  equal to 3.5 to 1.0
  and less than
  4.0 to 1.0                  2.00%         0.50%            0.375%

  Greater than or
  equal to 3.0 to 1.0
  and less than
  3.5 to 1.0                   1.75%        0.25%            0.25%

  Greater than or
  equal to 2.5 to 1.0
  and less than
  3.0 to 1.0                   1.50%        0.00%            0.25%

  Greater than or
  equal to 2.0 to 1.0
  and less than
  2.5 to 1.0                   1.25%        0.00%            0.25%

  Less than 2.0 to 1.0         1.00%        0.00%            0.20%

For purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) for Indebtedness for borrowed money, Indebtedness for borrowed money as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements obtained from the seller (with EBITDA adjusted solely to add back (i) identifiable expenses which will be reduced or eliminated subsequent to the applicable Permitted Acquisition (including, but not limited to, the effect of margin improvements) and (ii) transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Borrower's reasonable judgment. Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective on the first Business Day of the fiscal quarter following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than or equal to 4.5 to 1.0.

         (E)  Taxes.

                  (i) Any and all  payments by the Borrower  hereunder  shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Term Loan Commitments, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or the Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitments or such Lender.

                  (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this

         Agreement, the other Loan Documents, the Commitments, the Term Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

                  (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this Section 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Without limiting the obligations of the Borrower under this Section 2.15(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS, or, if such Lender is not a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, two completed and signed copies of IRS Form W-8 or W-9 or the applicable successor form) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 2001, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a Form W-8 or W-9 as prescribed above or a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such Form W-8 or W-9 or another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                           (a) that such Lender is capable of receiving payments
                  of interest hereunder without deduction or withholding of United States of America federal income tax;

                           (b) that such  Lender  is not  capable  of  receiving
                  payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

                           (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

         Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

         (F) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

         (G) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

         2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Aggregate Acquisition Facility Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.20 Replacement of Certain Lenders. In the event a Lender ("Affected Lender") shall have: (i) failed to fund its applicable Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.3(D) or in respect of L/C Obligations, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked
Section 10.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, Acquisition Facility Commitment all Loans owing to it, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section
13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8. Upon the replacement of any Affected Lender pursuant to this
Section 2.20, the provisions of Section 9.2 shall continue to apply with respect to Borrowings which are then outstanding with respect to which the Affected Lender failed to fund its applicable Pro Rata Share and which failure has not been cured.

ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this Article III, from time to time during the period, commencing on the date hereof and ending on the Business Day prior to the Termination Date.

         3.2 [Intentionally Omitted].

         3.3 Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment or the Borrowing Base at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $10,000,000; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

         3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit D hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.5 Procedure for Issuance of Letters of Credit. (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (b) The applicable Issuing Bank shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

         (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6 Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Lender with a Revolving Loan Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Loan Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 3.6, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this
Section 3.6.

         3.7 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement
Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.8 Letter of Credit Fees. The Borrower agrees to pay (i) quarterly, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) quarterly, in arrears, to the Agent for the sole account of each Issuing Bank, a letter of credit fronting fee of one- quarter of one percent (0.25%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank, and (iii) to the Agent for the benefit of each
Issuing  Bank,  all  customary  fees and  other  issuance,  amendment,  document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.9 Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(C), each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Agent, each Issuing Bank shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.

         3.10 Indemnification; Exoneration. (A) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

         (B) As among the Borrower, the Lenders, the Agent and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.

         (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         (D) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.11 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section
3.11 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).

ARTICLE IV:  CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the "Risk- Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

         4.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, conversion or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

         4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to Section 2.15(E) or to this Article IV shall use its reasonable efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than thirty (30) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V:  CONDITIONS PRECEDENT

         5.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent, the Arranger and the Lenders:

                  (1) Copies of a certificate  of good standing  shall have been ordered for the Borrower, Refinishers Warehouse and Thompson, certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower, Refinishers Warehouse and Thompson, of its respective Articles of Incorporation (together with all amendments thereto), By-Laws and, for the Borrower and Refinishers Warehouse, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower, Refinishers Warehouse and Thompson, which shall identify by name and title and bear the signature of the officers of the Borrower, Refinishers Warehouse and Thompson authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (4) A certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of the Borrower, stating that on Closing Date no Default or Unmatured Default has occurred and is continuing;

                  (5) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders, addressing the issues identified in Exhibit F hereto containing assumptions and qualifications acceptable to the Agent and the Lenders;

                  (6) Notes payable to the order of each of the applicable Lenders (amended and restated where appropriate);

                  (7) Evidence satisfactory to the Agent that there has been no material adverse change in the Borrower's business, financial condition, operation or prospects, as of the Borrower's consolidated financial statements dated December 31, 1998;

                  (8) Evidence satisfactory to the Agent that there exists no injunction or temporary restraining order which, in the judgment of the Agent, would prohibit the making of the Loans or any litigation seeking such an injunction or restraining order;

                  (9) Written money transfer instructions reasonably requested by the Agent, addressed to the Agent and signed by an Authorized Officer;

                  (10) Evidence satisfactory to the Agent that the Borrower has paid to the Agent and the Arranger the fees agreed to in the fee letter dated December 14, 1999 among the Agent, the Arranger and the Borrower and the fees due on the Closing Date which the Agent, the Arranger and the Borrower have agreed to herein; and

                  (11) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation all of the documents reflected on the List of Closing Documents attached as Exhibit G to this Agreement.

         5.2 Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                  (i)  There exists no Default or Unmatured Default; and

                  (ii) The representations and warranties contained in Article VI are true and correct as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement.

         Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit H hereto and/or a duly completed compliance certificate in substantially the form of
Exhibit I hereto as a condition to making an Advance.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and the Agent as of the Closing Date, and thereafter on each date as required by Section 5.2:

         6.1  Organization;  Corporate  Powers.  The  Borrower  and  each of its
Subsidiaries (i) is a corporation duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and
(iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2  Authority.

         (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents.

         (B) The execution, delivery and performance of each of the Loan Documents which have been executed as required by this Agreement or otherwise on or prior to the Closing Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

         (C) Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Agent pursuant to Section 5.1 without the prior written consent of the Required
Lenders, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary,
(ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.4 Financial Statements. Complete and accurate copies of the following financial statements and the following related information have been delivered to the Agent: (1) the balance sheet of the Borrower as at December 31, 1998, and the related combined statements of income, changes in stockholders' equity and cash flows of the Borrower for the fiscal year then ended, and the audit report related thereto; and (2) the unaudited balance sheet of the Borrower for the fiscal quarter ended September 30, 1999, and the related statements of operations, changes in stockholder's equity and cash flows of the Borrower for the fiscal quarter then ended.

         6.5 No Material Adverse Change. (A) Since December 31, 1998 up to the Closing Date, there has occurred no material adverse change in the business, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to result in a Material Adverse Effect.

         (B) Since the Closing Date, there has occurred no event which has had or could reasonably be expected to result in a Material Adverse Effect.

         6.6  Taxes.

         (A) Tax Examinations. All deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) Payment of Taxes. Except as described on Schedule 6.6, all tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         6.7 Litigation; Loss Contingencies and Violations. Except as set forth in Schedule 6.7 to this Agreement, which lists all pending litigation involving individual claims against the Borrower or any of its Subsidiaries of more than $500,000, there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any property of any of them which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest (both narratively and in chart form); and (ii) accurately sets forth
(A)  the  correct  legal  name,  the  jurisdiction  of  incorporation   and  the
jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. Except as described on Schedule 6.8, none of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Borrower and each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

         6.9 ERISA. Except as disclosed on Schedule 6.9, no Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To Borrower's knowledge, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. To Borrower's knowledge, neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. To Borrower's knowledge, neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11 Securities Activities. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         6.12 Material Agreements. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         6.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.14 Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other

Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

         6.15 Statutory Indebtedness Restrictions. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with any Permitted Acquisition and the related transactions.

         6.16 Insurance. The Borrower maintains insurance policies and programs reasonably consistent with prudent industry practice.

         6.17  Labor Matters.

         As of the Closing Date, no attempt to organize the employees of the Borrower, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated.

         6.18 Environmental Matters. (A) Except as disclosed on Schedule 6.18 to this Agreement

                  (i) the operations of the Borrower and its Subsidiaries comply
         in  all  material  respects  with   Environmental,   Health  or  Safety
         Requirements of Law;

                  (ii) the Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                  (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material which in any such case could reasonably be expected to result in material liability for the Borrower or any of its Subsidiaries; and

                  (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (B)  For   purposes  of  this  Section   6.18   "material"   means  any
noncompliance or basis for liability which could reasonably be likely to subject the Borrower to liability in excess of $1,000,000.

         6.19 Solvency. After giving effect to the (i) Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the consummation of the other transactions contemplated by this Agreement and (ii) the payment and accrual of all Transaction Costs with respect to the foregoing, the Borrower and its Subsidiaries taken as a whole is Solvent. After giving effect to (a) any Permitted Acquisition and (b) the payment and accrual of all Transaction Costs with respect thereto, the Borrower and its Subsidiaries taken as a whole is Solvent.

ARTICLE VII :  COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

         7.1  Reporting.  The Borrower shall:

         (A)  Financial Reporting. Furnish to the Lenders:

                  (i) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles except for the omission of full footnotes which may be required under Agreement Accounting Principles, subject to normal year end adjustments, and a forecasted consolidated and consolidating balance sheet and a consolidated statement of income and cash flows of the Borrower for and as of the end of the next succeeding fiscal quarter and a comparison of the statements of income and cash flows to the most recent budget.



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



                  (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, (b) a schedule from the Borrower setting forth for each item in clause (a) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to Section 7.1(A)(iv), and (c) an audit report on the items listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i), and (ii) of this
         Section 7.1(A), an Officer's Certificate of the Borrower, substantially in the form of Exhibit H attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
         (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit I attached hereto and made a part hereof, signed by the Borrower's Chief Financial Officer or Treasurer, setting forth calculations for the period then ended for Section 2.5(B), if applicable, which demonstrate compliance, when applicable, with the provisions of Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage.

                  (iv) As soon as  practicable,  and in any event within  twenty
         (20) days after the close of each calendar month, a Borrowing Base Certificate, together with such supporting documents as the Agent deems desirable, all certified as being true and correct by the Chief Financial Officer or Treasurer of the Borrower. The Borrower may update the Borrowing Base Certificate and supporting documents more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time;



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



                  (v) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Borrower and its Subsidiaries for the five (5) fiscal years beginning with such fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent, and any updated budget prepared by the Borrower.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), deliver to the Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the material increase in the benefits of any existing Plan or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any member of the Controlled Group was not previously contributing, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

                  (iv) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (v) within ten (10) Business Days after the establishment of any foreign employee benefit plan or the commencement of, or obligation to commence, contributions to any foreign employee benefit plan to which the Borrower or any Subsidiary was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

                  (vi) upon the request of the Agent, within ten (10) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (vii) upon the request of the Agent, within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (viii) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

                  (ix) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (x) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (xi) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

                  (xii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For the purposes of this Section 7.1(D), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower, such Subsidiary or any member of the Controlled Group is the plan sponsor.

         (E) Labor Matters. Notify the Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

         (F) Other Indebtedness. Deliver to the Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by the Borrower from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

         (G) Other Reports. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

         (H) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and
(ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower to liability in excess of $250,000.

         (I) Other Information. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

         7.2  Affirmative Covenants.

         (A) Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except to the extent permitted by Section 7.3(I).

         (B) Corporate Powers; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, the insurance policies and programs reasonably consistent with prudent industry practice. The Borrowers shall deliver to the Agent insurance certificates and endorsements (y) to all "All Risk" physical damage insurance policies on all of the Borrowers' tangible real and personal property and assets and business interruption insurance policies naming the Agent loss payee, and
(z) to all general liability and other liability policies naming the Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

         (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and, with the consent of the Borrower (which will not be unreasonably withheld) or after a Default after notice to the Borrower, independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall turn over any such records to the Agent or its representatives.

         (G) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         (H) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agent or the Lenders.

         (I) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower to liability in excess of $1,000,000.

         (J) Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans and the Term Loans to (i) repay existing Indebtedness, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower, (iii) provide funds for the payment of fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the Loan Documents and (iv) to finance Permitted Acquisitions. The Borrower shall use the proceeds of the Acquisition Facility Loans solely to finance Permitted Acquisitions and to pay fees and expenses incurred in connection with such Permitted Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(G).

         (K) Collateral Documents. Without in any way limiting the requirements and covenants set forth in the Collateral Documents, if, subsequent to the Closing Date, the Borrower or any Subsidiary shall acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within five (5) Business Days) after any executive officer of the Borrower or any of its Subsidiaries acquires knowledge of same notify the Agent of same. The Borrower shall, and shall cause each of its Subsidiaries to, take such action at its own expense as reasonably requested by the Agent to ensure that the Agent has a first priority (subject to any applicable Lien permitted under Section 7.3(C)) perfected Lien to secure the Secured Obligations in (i) all owned personal property of the Borrower and its Subsidiaries and (ii) all Capital Stock of each of the Borrower's Subsidiaries; provided, however, that with respect to the personal property and Capital Stock of any Subsidiary acquired pursuant to a Permitted Acquisition, the Borrower shall, and shall cause such Subsidiary to, take such action within thirty (30) days of the consummation of the applicable Permitted Acquisition. The



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



Borrower shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Collateral Documents, including, without limitation, the covenants regarding the location of personal property as set forth in the Security Agreements.

         (L) Addition of Guarantors; Addition of Pledged Capital Stock and other Collateral. The Borrower shall cause each Subsidiary that is a Subsidiary as of the date of this Agreement or at any time thereafter, to deliver to the Agent an executed Guaranty and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Agent, such Guaranty and other documentation to be delivered to the Agent as promptly as possible but in any event (1) on the date of the consummation of a Permitted Acquisition involving such Subsidiary and (2) otherwise within thirty (30) days of determination that a Subsidiary needs to be added as a Guarantor. Simultaneously with any Subsidiary becoming a Guarantor, the Borrower shall (or, if the Capital Stock of such Subsidiary is owned by another Subsidiary, shall cause such other Subsidiary to) deliver to the Agent an executed supplement to an existing Pledge Agreement or a new Pledge Agreement, together with appropriate corporate resolutions, opinions, stock certificates, UCC filings or amendments and other documentation, in each case in form and substance reasonably satisfactory to the Agent and the Agent shall be reasonably satisfied that the Agent has a first priority perfected pledge of all of the Capital Stock of such Guarantor owned by the Borrower and its Subsidiaries. Simultaneously with any Subsidiary becoming a Guarantor, the Borrower shall also cause such Subsidiary to (i) execute and deliver a Security Agreement (and deliver the other documents required thereby, including, without limitation, restricted account agreements), if applicable, Intellectual Property Agreements and such other Collateral Documents as the Agent or the Required Lenders may require its or their sole and reasonable discretion; and (ii) deliver such other documentation as the Agents may reasonably require in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered by the Borrower and its Subsidiaries pursuant to Section 5.1 as of the Closing Date, all in form, content and scope reasonably satisfactory to the Agent.

         7.3  Negative Covenants.

         (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)  the Obligations;

                  (ii) the Subordinated Notes and any Permitted Refinancing Indebtedness, provided, however, that with respect to Subordinated Notes issued pursuant to the High Yield Note Agreement, the amount thereof may exceed the aggregate principal amount of the Subordinated Notes issued to the Subordinated Noteholder as of November 19, 1997, but such Subordinated Notes issued pursuant to the High Yield Note Agreement must (a) have a Weighted Average Life to Maturity that is equal to or greater than the aggregate Weighted Average Life to Maturity of the Subordinated Notes issued to the Subordinated Note as of November 19, 1997 and (b) must contain terms, including, without limitation, terms with respect to amount, maturity, amortization, interest rate, premiums, fees, redemption, covenants, subordination terms, events of default and remedies that are reasonably satisfactory to the Required Lenders;

                  (iii) Permitted Existing Indebtedness;

                  (iv)  Indebtedness  in  respect  of  obligations   secured  by
         Customary Permitted Liens;

                  (v) Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

                  (vi) Indebtedness arising from intercompany loans from any Subsidiary to the Borrower or any wholly-owned Subsidiary;

                  (vii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $2,500,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section 7.3(C) (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness");

                  (viii)  Indebtedness  with  respect  to  surety,   appeal  and
         performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (ix) Indebtedness incurred subsequent to the Closing Date by the Borrower or any of its Subsidiaries to the seller in any Permitted Acquisition as part of the consideration therefor, provided that such Indebtedness does not exceed $20,000,000 in the aggregate outstanding at any time, is unsecured and is otherwise on terms acceptable to the Agent; and

                  (x) Indebtedness in respect of Hedging Obligations permitted under Section 7.3(P).

         (B) Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (i)  sales of Inventory in the ordinary course of business;

                  (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrower's business;

                  (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (excluding any sales of motor vehicles) if such transaction (a) is for consideration consisting at least eighty percent (80%) of cash, (b) is for not less than fair market value, and (c) when combined with all such other transactions (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than five percent (5.0%) of the Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10.0%) of the Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; and

                  (iv)  the  sale  or  other   disposition   of  assets  by  any
         consolidated Subsidiary to another consolidated Subsidiary or by any consolidated Subsidiary to the Borrower.

         (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                  (i) Liens securing the Secured Obligations pursuant to the Collateral Documents;

                  (ii) Permitted Existing Liens;

                  (iii)  Customary Permitted Liens; and

                  (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Lenders, as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

         (D) Investments.  Except to the extent permitted  pursuant to paragraph
(G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

                  (i)  Investments in Cash Equivalents;

                  (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

                  (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Investments consisting of deposit accounts maintained by the Borrower;

                  (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);

                  (vi) Investments consisting of intercompany loans from any Subsidiary to the Borrower or any other Subsidiary permitted by Section 7.3(A)(vi);

                  (vii)  Investments constituting Permitted Acquisitions;

                  (viii) Investments in addition to those referred to elsewhere in this Section 7.3(D) in an amount not to exceed $2,000,000 in the aggregate at any time outstanding;

provided, however, that the Investments described in clause (viii) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

         (E) Contingent Obligations. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iii) additional Contingent Obligations which do not exceed $2,000,000 in the aggregate at any time; and
(iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business.

         (F)  Restricted   Payments.   Neither  the  Borrower  nor  any  of  its
Subsidiaries shall declare or make any Restricted Payment except for payments made to LDI to reimburse LDI for various services and other accommodations provided to the Borrower by LDI and as permitted pursuant to Section 7.3(Q).

         (G) Conduct of Business; Subsidiaries; Acquisitions. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  (ii) The Borrower shall not create, acquire or capitalize any Subsidiary (a "New Subsidiary") after the date hereof pursuant to any transaction unless such transaction is permitted by or not otherwise prohibited by this Agreement and upon the creation or acquisition of each New Subsidiary, the Borrower shall cause each New Subsidiary to promptly deliver to the Agent the documents, instruments and agreements required pursuant to Section 7.2(L), and all New Subsidiaries shall be Controlled Subsidiaries. After the formation or acquisition of any New Subsidiary permitted hereunder, if requested by the Agent, the Borrower shall provide a supplement to Schedule 6.8 to this Agreement.

                  (iii) The Borrower shall not and shall not permit any of its Subsidiaries to make any Acquisitions other than Acquisitions meeting all of the following requirements (each such Acquisition constituting a "Permitted Acquisition"):

                  (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (b) the Acquisition shall be consummated on a non-hostile basis pursuant to negotiated acquisition documents satisfactory to the Agent with representations, indemnities and opinions satisfactory to the Agent and results of due diligence satisfactory to the Agent and, in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of not less than one hundred percent (100%) of the Equity Interests of such entity (which Equity Interests shall be pledged to the Agent pursuant to a Pledge Agreement);

                  (c) the businesses being acquired shall be substantially similar to the businesses or activities engaged in by the Borrower on the Closing Date;

                  (d) prior to each such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Agent that after giving effect to such Acquisition and the incurrence or assumption of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using historical financial statements obtained from the seller (with EBITDA adjusted solely to add back (i) identifiable expenses which will be reduced or eliminated subsequent to the applicable Permitted Acquisition (including, but not limited to, the effect of margin improvements) and (ii) transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Borrower's reasonable judgment, as if the Acquisition and such incurrence or assumption of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, (1) the Borrower would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default and (2) the Leverage Ratio after taking into account such Acquisition is lower than the Leverage Ratio excluding the effect of such Acquisition; provided, however, that with respect to a Specified Acquisition, the Borrower shall be permitted to deliver such certificate prior to the occurrence of Indebtedness hereunder with respect thereto;

                  (e)  the   aggregate   purchase   price   (including   assumed
         liabilities) in connection with all such transactions from and after the Closing Date shall not exceed $20,000,000 and not more than $10,000,000 of such aggregate purchase price shall be payable at the close of such Acquisitions in cash; provided, however, that the $20,000,000 and $10,000,000 limitations prescribed in this Section 7.3(G)(iii)(e) shall be increased to $40,000,000 and $20,000,000, respectively, after the Borrower has delivered financial statements in accordance with Section 7.1(A) which indicate a Leverage Ratio of less than 3.00 to 1.00 or, if the Borrower has issued Subordinated Notes pursuant to the High Yield Note Agreement, a Leverage Ratio of 3.50 to 1.00; and

                  (f) (i) any Acquisition involving a purchase price (including assumed liabilities) equal to or in excess of $2,000,000 shall be subject to the prior approval of the Acquisition Facility Lenders with more than fifty percent (50%) of the Aggregate Acquisition Facility Commitment, which approval shall be granted or denied within ten (10) days following the Acquisition Facility Lenders' receipt of sufficient information as the Agent determines to be reasonably necessary to assess the Borrower's ability to comply with clause (d) above and (ii) any Acquisition involving a purchase price (including assumed liabilities) of less than $2,000,000 shall be subject to the prior approval of the Agent, which approval shall be granted or denied within five (5) Business Days of the Agent's receipt of sufficient information as the Agent determines to be reasonably necessary to assess the Borrower's ability to comply with clause (d) above (but if such Acquisition Facility Lenders or the Agent, as applicable, fail to respond within such period, approval shall be deemed to have been denied); provided, however, that in connection with a Specified Acquisition, any prior approval required pursuant to this clause (f) shall be waived, provided that the requirements in the preceding clauses (a) through (g) shall have been satisfied with respect thereto.

         (H) Transactions with Shareholders and Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for Restricted Payments permitted by Section 7.3(F).

         (I) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under Sections 7.3(B) or 7.3(G), and except that a consolidated Subsidiary may merge or consolidate with or into the Borrower or a consolidated Subsidiary thereof.

         (J)  Sales  and  Leasebacks.  Neither  the  Borrower  nor  any  of  its
Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease, a synthetic lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 7.3(B) and the lease involved is not prohibited under Section 7.3(A) and excluding any sale and leaseback transactions involving motor vehicles.

         (K)  Margin   Regulations.   Neither  the   Borrower  nor  any  of  its
Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L)  ERISA.  The Borrower shall not

                   (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL which could reasonably be expected to result in liability to the Borrower of $1,000,000 or more;

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code) of $1,000,000 or more, with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan which failure could reasonably be expected to result in liability to the Borrower of $1,000,000 or more;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Borrower or any Controlled Group member under Title IV of ERISA of $1,000,000 or more;

                  (v) fail to make any material  contribution  or payment to any
         Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other material payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                  (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in a material increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (M) Corporate Documents. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Articles or Certificates of Incorporation or By-Laws as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

         (N) Fiscal Year. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last day or the last Friday before the last day of December of each year.

         (O) Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

         (P) Hedging Obligations. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans at such time are sometimes referred to herein as "Interest Rate Agreements."

         (Q) Subordinated Notes. The Borrower shall not amend, supplement or modify the terms of the Subordinated Notes or make any payment required as a result of any amendment or change thereto without the prior written consent of the Agent and the Required Lenders. Except as permitted in Section 2.5(B) hereof and Section 3 of the Subordination Agreement as in effect on the date hereof, the Borrower shall not redeem, purchase, prepay (by setoff or otherwise), defease or repay any principal of, premium, if any, or other amount payable in respect of the Subordinated Notes.

         7.4  Financial Covenants. The Borrower shall comply with the following:

         (A) Minimum Fixed Charge Coverage Ratio. The Borrower and its consolidated Subsidiaries shall maintain a ratio ("Fixed Charge Coverage Ratio") of (i) the sum of the amounts of (a) EBITDA minus (b) Capital Expenditures to
(ii) the sum of the amounts of (a) Interest Expense plus (b) scheduled amortization payments of the principal portion of the Term Loans and scheduled amortization payments of the principal portion of all other Indebtedness for borrowed money of the Borrower made during such period plus (c) cash taxes paid by the Borrower and its consolidated Subsidiaries during such period plus (d) Restricted Payments paid during such period of at least:

                  (i) 1.05 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2000 through the fiscal quarter ending March 31, 2001; and

                  (ii) 1.10 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements obtained from the seller (with EBITDA adjusted solely to add back (i) identifiable expenses which will be reduced or eliminated subsequent to the applicable Permitted Acquisition (including, but not limited to, the effect of margin improvements) and (ii) transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Borrower's reasonable judgment.

         (B) Maximum Leverage Ratio. The Borrower shall not permit the ratio (the "Leverage Ratio") of (i) the sum of (a) Indebtedness for borrowed money and
(b) Capitalized Lease Obligations to (ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

         Quarter Ending                              Ratio

         March 31, 2000                              4.40 to 1.00
         June 30, 2000                               4.40 to 1.00
         September 30, 2000                          4.25 to 1.00
         December 31, 2000                           4.25 to 1.00

         March 31, 2001                              4.00 to 1.00
         June 30, 2001                               3.50 to 1.00
         September 30, 2001                          3.50 to 1.00
         December 31, 2001                           3.50 to 1.00

         March 31, 2002                              3.50 to 1.00
         June 30, 2002                               3.25 to 1.00
         September 30, 2002                          3.25 to 1.00
         December 31, 2002                           3.25 to 1.00

         March 31, 2003                              3.25 to 1.00
         June 30, 2003                               3.00 to 1.00
         September 30, 2003                          3.00 to 1.00
         and each quarter
         thereafter

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness for borrowed money and Capitalized Lease Obligations, Indebtedness for borrowed money and Capitalized Lease Obligations as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements obtained from the seller (with EBITDA adjusted solely to add back (i) identifiable expenses which will be reduced or eliminated subsequent to the applicable Permitted Acquisition (including, but not limited to, the effect of margin improvements) and (ii) transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Borrower's reasonable judgment.

         (C) Minimum Consolidated Net Worth. The Borrower shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $27,500,000 plus (b) fifty percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending on or after March 31, 2000 plus (c) one hundred percent (100%) of the net cash proceeds resulting from the issuance by the Borrower of any Capital Stock, plus (d) the Consolidated Net Worth of any Person whose Capital Stock is contributed to the capital of the Borrower.

         (D) Interest Expense Coverage Ratio. The Borrower shall maintain a ratio (the "Interest Expense Coverage Ratio") of (i) EBITDA to (ii) Interest Expense during each four fiscal quarter period ending on the date described below of at least:

         Quarter Ending                     Ratio

         March 31, 2000                     2.25 to 1.0
         June 30, 2000                      2.25 to 1.0
         September 30, 2000                 2.25 to 1.0
         December 31, 2000                  2.25 to 1.0

         March 31, 2001                     2.25 to 1.0
         June 30, 2001                      2.50 to 1.0
         September 30, 2001                 2.50 to 1.0
         December 31, 2001                  2.50 to 1.0

         March 31, 2002                     2.75 to 1.0
         June 30, 2002                      2.75 to 1.0
         September 30, 2002                 2.75 to 1.0
         December 31, 2002                  2.75 to 1.0

         March 31, 2003                     3.00 to 1.0
         June 30, 2003                      3.00 to 1.0
         September 30, 2003
         and each quarter
         thereafter                         3.00 to 1.0

In each case, the Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter described above for the four fiscal quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements obtained from the seller (with EBITDA adjusted solely to add back (i) identifiable expenses which will be reduced or eliminated subsequent to the applicable Permitted Acquisition (including, but not limited to, the effect of margin improvements) and (ii) transaction expenses arising from or in connection with the applicable Permitted Acquisition), broken down by fiscal quarter in the Borrower's reasonable judgment.

ARTICLE VIII:  DEFAULTS

         8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

                  (i) Section 7.1(C) through and including 7.1(I), 7.2(B) or 7.2(F) and such failure shall continue unremedied for ten (10) Business Days;

                  (ii) Sections 7.1(A),  7.1(B),  7.2(A), 7.2(C), 7.2(D), 7.2(E)
         and 7.2(G) through and including 7.2(L) and such failure shall continue unremedied for five (5) Business Days; or

                  (iii) Section 7.3 or 7.4.

         (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A), (B) or (C) of this Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (E) Default as to Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness the outstanding principal amount of which Indebtedness is in excess of $2,500,000 ("Cross Default Indebtedness"), or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Cross Default Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Cross Default Indebtedness or other required repurchase of such Cross Default Indebtedness, or permit the holder(s) of such Cross Default Indebtedness to accelerate the maturity of any such Cross Default Indebtedness or require a redemption or other repurchase of such Cross Default Indebtedness; or any such Cross Default Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (F)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (H) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $2,500,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (I) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (J) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

         (K) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower to liability in excess of $2,000,000.

         (L) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $2,000,000.

         (M) Change of Control. A Change of Control shall occur.

         (N) Interest Rate Agreements. Nonpayment by the Borrower of any obligation under any Interest Rate Agreement or the breach by the Borrower of any term, provision or condition contained in any such Interest Rate Agreement in either case which could reasonably be expected to result in liability in excess of $2,500,000.

         (O) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower to liability in excess of $1,000,000.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES

         9.1 Termination of Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         9.2 Defaulting Lender. In the event that any Lender fails to fund its applicable Pro Rata Share of any Advance requested or deemed requested by the Borrower (or requested by an Issuing Bank or the Swing Line Bank in connection with the participation in Letters of Credit or Swing Line Loans), which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower (or Issuing Bank or Swing Line Bank, as applicable) by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (i) the foregoing provisions of this Section 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.10;

                  (ii) any such Lender shall be deemed to have cured its failure to fund its applicable Pro Rata Share of any Advance at such time as an amount equal to such Lender's original applicable Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower (or Issuing Bank or Swing Line Bank, as applicable), whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its applicable Pro Rata Share of any Advance ("Cure Loans") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

                  (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

                  (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its applicable Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose applicable Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

                  (vi) for so long as and until any such Lender's failure to fund its Revolving Loan Pro Rata Share and/or Acquisition Facility Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii),
         (A) such  Lender  shall not be  entitled  to any  commitment  fees with respect to its Revolving Loan Commitment and/or Acquisition Facility Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective applicable Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments and Acquisition Facility Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus (II) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (III) the aggregate participation interests of such performing Lenders arising with respect to undrawn and outstanding Letters of Credit and Swing Line Loans.

         9.3 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date, the Acquisition Facility Loan Termination Date or Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations (it being understood that modifications to or waivers of any provisions relating to prepayments of the Acquisition Facility Loans shall require the consent of Lenders whose Acquisition Facility Pro Rata Shares are greater than 50%) and (b) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

                  (ii)  Reduce  the  principal   amount  of  any  Loans  or  L/C
         Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

                  (iv) Increase the amount of the Revolving Loan Commitment or the Acquisition Facility Commitment of any Lender hereunder.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Release any Guarantor a significant portion of the Collateral.

                  (vii)  Amend this Section 9.3.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent, and (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders.

         9.4 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X:  GENERAL PROVISIONS

         10.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation, after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Borrower under any Loan Document. The Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this Section 10.3, together with interest thereon at the rate from time to time applicable to Revolving Loans that are Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender



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together with interest  thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section
10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations.

         10.4  Headings.   Section  headings  in  the  Loan  Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

         10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7  Expenses; Indemnification.

         (A) Expenses. The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, charges for internal legal services and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Arranger and the Lenders for any costs, internal charges and out- of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Agent or the Arranger or the Lenders) paid or incurred by the Agent or the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's then customary charges for each person employed to perform such audit or analysis up to an amount not to exceed $10,000 per audit, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the



                                                       -83-


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performance of such audit or analysis,  provided, however, the Borrower shall be obligated to reimburse the Agent for not more than two such audits between the Closing Date and the first anniversary thereof and one such audit in any twelve-month period thereafter if any such audit is conducted at a time when no Default has occurred and is continuing, it being understood that the Borrower shall be obligated to reimburse the Agent for any such audits conducted after a Default has occurred and is continuing and to do so without application of the $10,000 maximum prescribed above. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 10.7(A).

         (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law
         arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to



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the Loan  Documents,  in each  case,  as  determined  by the final  non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees not to assert claims against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages in excess of $1,000,000 in the aggregate with respect to all such claims against any or all of such Indemnities. No settlement shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

         10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower with the agreement of its independent public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into with respect to any Accounting Changes, all references to this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that



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



jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         10.12 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT OR THE ARRANGER OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF INDIANA.

         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN INDIANAPOLIS, INDIANA, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF INDIANAPOLIS, INDIANA. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN



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



WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE XI:  THE AGENT

         11.1 Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI.  Notwithstanding  the  use of the  defined  term  "Agent,"  it is  expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

         11.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

         11.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence, willful misconduct or breach of contract of such Person.

         11.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default or (v) the validity, effectiveness or genuineness of any Loan Document, for the perfection or priority of the Liens on any of the Collateral, or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

         11.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Loan Commitments (i) for any amounts, which are not unreasonable or excessive, not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, or any reasonable costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

         11.9 Rights as a Lender. With respect to its Revolving Loan Commitment, its Term Loan Commitment, its Acquisition Facility Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         11.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         11.12 Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral or release any Guarantor from its obligations under a Guaranty (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.12(c).

                  (d) Upon any sale and transfer of Collateral or of a Subsidiary which is expressly permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred and release the applicable Guarantor from its obligations under the applicable Guaranty; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

         12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.3 Application of Payments. Subject to the provisions of Section 9.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this
Section 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

                  (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                  (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

                  (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                  (E) fifth, to pay interest due in respect of Swing Line Loans;

                  (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

                  (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

                  (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Interest Rate Agreements in such order as the Agent may determine in its sole discretion;

                  (I) ninth, to provide required cash collateral, if required pursuant to Section 3.11 and

                  (J) tenth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid or prepaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in clauses (D) through (J) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Agent.

         12.4  Relations Among Lenders.

         (A) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.



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         (B) The Lenders are not partners or  co-venturers,  and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. The Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2  Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Acquisition Facility Loan Commitment or Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.



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         (B) Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases a significant portion of the Collateral, if any, securing any such Loan.

         (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3  Assignments.

         (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Acquisition Facility Loan Commitment, Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit E hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

         (B) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit E hereto (a "Notice of Assignment"), together with any consent required by Section 13.3.(A) hereof, and (ii), in the case of an assignment to a Purchaser which is not a Lender or an Affiliate thereof, payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the



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effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and
Letter  of  Credit   participations   assigned  to  such  Purchaser.   Upon  the
consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

         (C) The Register. The Agent shall maintain at its address referred to in Section 14.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 13.3 and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.4 Confidentiality. Subject to Section 13.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

         13.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by



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



operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 13.4 the confidentiality of any confidential information described therein.

ARTICLE XIV:  NOTICES

         14.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]




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         IN  WITNESS  WHEREOF,  the  Borrower,  the  Lenders  and the Agent have executed this Agreement as of the date first above written.

                                      FINISHMASTER, INC.,
                                        as the Borrower

                                      By:/s/ Robert R. Millard
                                         -------------------------------------
                                           Name: Robert R. Millard
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer

                                      Address:      54 Monument Circle
                                                    7th Floor
                                                    Indianapolis, Indiana  46204

                                      Attention:  Robert R. Millard
                                      Telephone No.:  317-237-3678
                                      Facsimile No.:  317-237-2150





                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                   BANK ONE, INDIANA, N.A.,

                                     formerly known as NBD Bank, N.A.,
                                     as Agent, as a Lender, as an Issuing
                                     Bank and as the Swing Line Bank



                                   By:/s/ Scott C. Morrison
                                        Name: Scott C. Morrison
                                        Title:  First Vice President

                                   Address:   Bank One Center Tower, 4th Floor
                                              111 Monument Circle
                                              Mail Code IN1-0040
                                              Indianapolis, Indiana  46277

                                   Attention:  Scott C. Morrison
                                   Telephone No.: 317-321-7409
                                   Facsimile No.: 317-266-6042





                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                BANK OF AMERICA, N.A.
                                  formerly known as BANK OF AMERICA
                                  NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION), as a Lender


                                By:/s/ Jeff DeJesus
                                     Name:
                                     Title:

                                     Address:     231 South LaSalle Street
                                                  Chicago, Illinois  60697

                                     Attention:   Jeff DeJesus
                                     Telephone No.: (312) 828-6728
                                      Facsimile No.:  (312) 987-0303



                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                    HARRIS TRUST AND SAVINGS BANK,
                                       as a Lender

                                    By:/s/ Thad Rasche
                                         Name:
                                         Title:

                                         Address: 111 West Monroe Street, 10W
                                                  P.O. Box 755
                                                  Chicago, Illinois  60690-0755

                                         Attention:   Thad Rasche
                                         Telephone No.: (312) 461-5739
                                          Facsimile No.:  (312) 461-5225



                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                  KEYBANK NATIONAL ASSOCIATION,
                                     as a Lender

                                  By:/s/ Frank Jancar
                                       Name:
                                       Title:

                                       Address:     127 Public Square
                                                    Mailcode OH-01-27-0606
                                                    Cleveland, Ohio  44114-1306

                                       Attention:   Frank Jancar
                                       Telephone No.:  (216) 689-4442
                                        Facsimile No.:   (216) 689-4981



                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                      as a Lender

                                   By:/s/ Stephen Picks
                                        Name:
                                        Title:

                                        Address:   One American Square
                                                   Suite 1600
                                                   Indianapolis, Indiana  46282

                                        Attention:   Stephen Ricks
                                        Telephone No.: (317) 756-7011
                                         Facsimile No.:  (317) 756-7021



                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                              THE NORTHERN TRUST COMPANY,
                                 as a Lender

                              By:/s/ Candelario Martinez
                                   Name:
                                   Title:

                                   Address:     50 South LaSalle Street
                                                Chicago, Illinois  60675

                                   Attention:   Candelario Martinez
                                   Telephone No.: (312) 557-2816
                                    Facsimile No.:  (312) 444-7028



                                                               Signature Page to
                                           Amended and Restated Credit Agreement

                                   PNC BANK, NATIONAL ASSOCIATION,
                                      as a Lender

                                   By:/s/ Bruce Kintner
                                        Name:
                                        Title:

                                        Address:     201 East Fifth Street
                                                     26th Floor
                                                     Cincinnati, Ohio  45202

                                        Attention:   Bruce Kintner
                                        Telephone No.: (513) 651-7189
                                         Facsimile No.:  (513) 651-8951



                                                               Signature Page to
                                           Amended and Restated Credit Agreement